Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2014 Results

LAS VEGAS, February 3, 2015 — Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the fourth quarter and year ended December 31, 2014.

Net revenues for the fourth quarter of 2014 were $1,138.0 million, compared to $1,519.9 million in the fourth quarter of 2013. The decline was the result of a 32.0% net revenue decrease from our Macau Operations and a 5.8% decrease in net revenues from our Las Vegas Operations. Adjusted property EBITDA (1) was $352.5 million for the fourth quarter of 2014, a 29.3% decrease from $498.4 million in the fourth quarter of 2013.

For the full year, net revenues were $5,433.7 million in 2014, down 3.3% from $5,620.9 million in 2013. Adjusted property EBITDA declined 2.1% to $1,773.3 million in 2014, with record annual performance at Wynn Las Vegas offset by lower adjusted property EBITDA at Wynn Macau. For 2014, adjusted property EBITDA increased 5.9% to $515.2 million at Wynn Las Vegas and fell 5.0% to $1,258.1 million at Wynn Macau.

On a US GAAP basis, net income attributable to Wynn Resorts for the fourth quarter of 2014 was $109.3 million, or $1.07 per diluted share, compared to net income attributable to Wynn Resorts of $213.9 million, or $2.10 per diluted share, in the fourth quarter of 2013.

Adjusted net income attributable to Wynn Resorts, Limited (2) in the fourth quarter of 2014 was $122.4 million, or $1.20 per diluted share (adjusted EPS), compared to an adjusted net income attributable to Wynn Resorts of $231.2 million, or $2.27 per diluted share, in the fourth quarter of 2013.

Wynn Resorts also announced today that the Company has approved a cash dividend for the quarter of $1.50 per common share. This dividend will be payable on February 23, 2015, to stockholders of record on February 13, 2015.

Macau Operations

In the fourth quarter of 2014, net revenues were $761.2 million, a 32.0% decrease from the $1,119.9 million generated in the fourth quarter of 2013. Adjusted property EBITDA in the fourth quarter of 2014 was $241.2 million, down 35.5% from $374.2 million in the fourth quarter of 2013.
Table games results in Macau are segregated into two distinct reporting categories, the VIP segment and the mass market segment.
Table games turnover in the VIP segment was $20.7 billion for the fourth quarter of 2014, a 39.9% decrease from $34.4 billion in the fourth quarter of 2013. VIP table games win as a percentage of turnover (calculated before commissions) for the quarter was 2.80%, within the expected range of 2.7% to 3.0% and below the 2.92% experienced in the fourth quarter of 2013. The average number of VIP tables decreased to 244 units in the fourth quarter of 2014 from 273 units in the prior year's fourth quarter due in large part to a renovation on a portion of the casino floor. Completion of this renovation is expected before Chinese New Year.
Table games win in the mass market segment decreased by 15.0% to $249.0 million in the fourth quarter of 2014. Mass market table games win per unit per day decreased by 7.7% to $13,434 from $14,552 in the fourth quarter of 2013. Drop in the mass market segment was $634.4 million in the fourth quarter of 2014, down 8.3% from the 2013 fourth quarter, while the segment’s win percentage of 39.3% compares to 42.3% in last year’s fourth quarter. The win percentage in the fourth quarter of 2014 was the lowest hold rate since the third quarter of 2013. Customers purchase mass market gaming chips at either the gaming tables or the casino cage. Chips purchased at the casino cage are excluded from table games drop and will increase the expected win percentage. Because of the large number of chip purchases occurring at the casino cage, we believe the relevant indicator of volumes in the mass market segment should be actual table games win rather than win percentage.
Slot machine handle for the fourth quarter of 2014 declined 19.5% from the 2013 period to $1.1 billion, and slot win decreased by 20.9%. Win per unit per day was 3.8% higher at $912, compared to $879 in the fourth quarter of 2013, due to a reduction in the number of units on the casino floor.
For the fourth quarter of 2014, we achieved an average daily rate (ADR) of $332, 5.4% above the $315 reported in the 2013 fourth quarter. Occupancy at Wynn Macau of 98.6% compares to 96.7% in the prior-year period, and revenue per available room (REVPAR) rose 7.9% to $328 in the 2014 quarter from $304 in last year’s fourth quarter. Non-casino revenues, before promotional allowances, decreased 11.6% during the quarter to $95.9 million.
Las Vegas Operations
For the quarter ended December 31, 2014, net revenues were $376.8 million, a 5.8% decrease from $400.0 million in the fourth quarter of 2013. Adjusted property EBITDA declined 10.4% to $111.2 million, due in part to table games hold above the property's expected range in the fourth quarter of 2013.
Net casino revenues in the fourth quarter of 2014 were $171.0 million, a 15.5% decrease from the fourth quarter of 2013. Table games drop of $639.0 million was down 11.8% from $724.4 million in the 2013 quarter. Table games win percentage was 24.0%, within the property’s expected range of 21% to 24% and below the 28.8% reported in the 2013 quarter. Slot machine handle of $769.8 million was 5.2% above the $731.9 million in the comparable period of 2013, and net slot win was up 6.2%.
Room revenues were up 6.3% to $95.5 million during the quarter, versus $89.8 million in the fourth quarter of 2013. ADR increased 5.9% to $271 from $256, and occupancy improved to 82.1% from 80.8% in the fourth quarter of 2013. REVPAR was $222 in the 2014 fourth quarter, 7.2% above the $207 reported in the prior-year quarter.
Food and beverage revenues in the fourth quarter of 2014 were $103.3 million, up 5.3% from the 2013 fourth quarter. Entertainment, retail and other revenues improved 0.5% from last year’s quarter to $57.4 million.
Wynn Palace Project in Macau
The Company is currently constructing Wynn Palace, a fully integrated resort containing a 1,700-room hotel, performance lake, meeting space, casino, spa, retail offerings, and food and beverage outlets in the Cotai area of Macau. In July 2013, we signed a $2.6 billion guaranteed maximum price (GMP) contract for the project’s construction. The total project budget, including construction costs, capitalized interest, pre-opening expenses, land costs and financing fees, is approximately $4.1 billion. We expect to open our resort on Cotai in the first half of 2016.
During the fourth quarter of 2014, we invested approximately $428.7 million in our Cotai project, taking the total investment to date to $1.8 billion.
Wynn Project in Massachusetts
On January 2, 2015, we purchased 33 acres of land in Everett, Massachusetts, along the Mystic River. On this land, we intend to develop and construct an integrated resort containing a hotel, casino, spa, meeting and convention space and waterfront boardwalk featuring premium retail offerings and restaurants.

Balance Sheet and Other
Our total cash and investment securities balance at December 31, 2014 was $2.4 billion. Total debt outstanding at the end of the quarter was $7.3 billion, including $3.0 billion of Wynn Las Vegas debt, $2.4 billion of Wynn Macau debt and $1.9 billion at the parent company.
Conference Call Information
The Company will hold a conference call to discuss its results on February 3, 2015 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.
Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to

(and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
(1) “Adjusted property EBITDA” is earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates. Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors. The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”). In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA. Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income before pre-opening costs, property charges and other, and certain other non-operating income and expenses, net of taxes in respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share (“adjusted EPS”) are presented as supplemental disclosures because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and EPS computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, and (ii) operating income to adjusted property EBITDA and adjusted property EBITDA to net income attributable to Wynn Resorts, Limited.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Operating revenues:
Casino	$884,664	$1,262,391	$4,274,221	$4,490,637
Rooms	129,197	119,299	542,762	492,230
Food and beverage	128,025	125,198	604,701	586,672
Entertainment, retail and other	94,770	108,967	401,181	418,705
Gross revenues	1,236,656	1,615,855	5,822,865	5,988,244
Less: promotional allowances	(98,681)	(95,958)	(389,204)	(367,308)
Net revenues	1,137,975	1,519,897	5,433,661	5,620,936
Operating costs and expenses:
Casino	554,583	783,982	2,667,013	2,846,489
Rooms	36,099	32,483	148,338	133,503
Food and beverage	70,353	70,115	337,206	323,573
Entertainment, retail and other	38,729	46,497	163,754	175,257
General and administrative	125,833	116,472	492,464	448,788
Provision for doubtful accounts	4,649	4,773	3,906	11,877
Pre-opening costs	15,354	1,577	30,146	3,169
Depreciation and amortization	80,082	91,990	314,119	371,051
Property charges and other	(3,237)	3,567	10,437	17,138
Total operating costs and expenses	922,445	1,151,456	4,167,383	4,330,845
Operating income	215,530	368,441	1,266,278	1,290,091
Other income (expense):
Interest income	4,369	4,118	20,441	15,713
Interest expense, net of capitalized interest	(78,993)	(76,332)	(315,062)	(299,022)
(Decrease) increase in swap fair value	(2,942)	1,104	(4,393)	14,235
Loss on extinguishment of debt	(2,213)	(13,857)	(9,569)	(40,435)
Equity in income from unconsolidated affiliates	176	206	1,349	1,085
Other	223	471	(182)	4,856
Other income (expense), net	(79,380)	(84,290)	(307,416)	(303,568)
Income before income taxes	136,150	284,151	958,862	986,523
Benefit for income taxes	12,043	6,335	3,782	17,634
Net income	148,193	290,486	962,644	1,004,157
Less: net income attributable to noncontrolling interests	(38,847)	(76,602)	(231,090)	(275,505)
Net income attributable to Wynn Resorts, Limited	$109,346	$213,884	$731,554	$728,652
Basic and diluted income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$1.08	$2.12	$7.25	$7.25
Diluted	$1.07	$2.10	$7.18	$7.17
Weighted average common shares outstanding:
Basic	101,010	100,748	100,927	100,540
Diluted	101,935	101,807	101,931	101,641
Dividends declared per common share	$2.50	$4.00	$6.25	$7.00

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income attributable to Wynn Resorts, Limited	$109,346	$213,884	$731,554	$728,652
Pre-opening costs, net	13,921	1,577	28,713	3,169
Loss on extinguishment of debt, net	1,826	13,857	7,894	40,435
Decrease (increase) in swap fair value, net	2,942	(1,104)	4,393	(14,235)
Property charges and other, net	(2,488)	3,567	11,297	17,138
Adjustment for noncontrolling interest	(3,102)	(547)	(11,576)	1,680
Adjusted net income attributable to Wynn Resorts, Limited (2)	$122,445	$231,234	$772,275	$776,839
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.20	$2.27	$7.58	$7.64

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Three Months Ended December 31, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$157,608	$51,619	$6,303	$215,530
Pre-opening costs	7,164	4,250	3,940	15,354
Depreciation and amortization	32,814	45,530	1,738	80,082
Property charges and other	1,042	(4,279)	—	(3,237)
Management and royalty fees	29,576	5,660	(35,236)	—
Corporate expenses and other	6,936	6,862	14,315	28,113
Stock-based compensation	6,084	1,569	8,787	16,440
Equity in income from unconsolidated affiliates	—	23	153	176
Adjusted Property EBITDA(1)	$241,224	$111,234	$—	$352,458

	Three Months Ended December 31, 2013
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$285,555	$47,981	$34,905	$368,441
Pre-opening costs	1,577	—	—	1,577
Depreciation and amortization	30,762	59,694	1,534	91,990
Property charges and other	1,500	2,067	—	3,567
Management and royalty fees	44,445	6,001	(50,446)	—
Corporate expenses and other	9,259	8,653	10,208	28,120
Stock-based compensation	1,116	(232)	3,582	4,466
Equity in (loss) income from unconsolidated affiliates	—	(11)	217	206
Adjusted Property EBITDA(1)	$374,214	$124,153	$—	$498,367

			Three Months Ended December 31,
			2014	2013
Adjusted Property EBITDA(1)			$352,458	$498,367
Pre-opening costs			(15,354)	(1,577)
Depreciation and amortization			(80,082)	(91,990)
Property charges and other			3,237	(3,567)
Corporate expenses and other			(28,113)	(28,120)
Stock-based compensation			(16,440)	(4,466)
Interest income			4,369	4,118
Interest expense, net of capitalized interest			(78,993)	(76,332)
(Decrease) increase in swap fair value			(2,942)	1,104
Loss on extinguishment of debt			(2,213)	(13,857)
Other			223	471
Benefit for income taxes			12,043	6,335
Net income			148,193	290,486
Less: net income attributable to noncontrolling interests			(38,847)	(76,602)
Net income attributable to Wynn Resorts, Limited			$109,346	$213,884

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$895,176	$270,489	$100,613	$1,266,278
Pre-opening costs	21,956	4,250	3,940	30,146
Depreciation and amortization	128,428	179,394	6,297	314,119
Property charges and other	15,352	(4,915)	—	10,437
Management and royalty fees	148,039	24,580	(172,619)	—
Corporate expenses and other	36,207	36,621	38,967	111,795
Stock-based compensation	12,924	4,342	21,888	39,154
Equity in income from unconsolidated affiliates	—	435	914	1,349
Adjusted Property EBITDA(1)	$1,258,082	$515,196	$—	$1,773,278

	Twelve Months Ended December 31, 2013
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$1,002,463	$167,050	$120,578	$1,290,091
Pre-opening costs	3,169	—	—	3,169
Depreciation and amortization	119,597	245,119	6,335	371,051
Property charges and other	5,003	12,162	(27)	17,138
Management and royalty fees	160,923	23,721	(184,644)	—
Corporate expenses and other	28,593	32,026	28,110	88,729
Stock-based compensation	4,371	6,397	28,770	39,538
Equity in income from unconsolidated affiliates	—	207	878	1,085
Adjusted Property EBITDA(1)	$1,324,119	$486,682	$—	$1,810,801

			Twelve Months Ended December 31,
			2014	2013
Adjusted Property EBITDA(1)			$1,773,278	$1,810,801
Pre-opening costs			(30,146)	(3,169)
Depreciation and amortization			(314,119)	(371,051)
Property charges and other			(10,437)	(17,138)
Corporate expenses and other			(111,795)	(88,729)
Stock-based compensation			(39,154)	(39,538)
Interest income			20,441	15,713
Interest expense, net of capitalized interest			(315,062)	(299,022)
(Decrease) increase in swap fair value			(4,393)	14,235
Loss on extinguishment of debt			(9,569)	(40,435)
Other			(182)	4,856
Benefit for income taxes			3,782	17,634
Net income			962,644	1,004,157
Less: net income attributable to noncontrolling interests			(231,090)	(275,505)
Net income attributable to Wynn Resorts, Limited			$731,554	$728,652

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Room statistics for Macau operations:
Occupancy	98.6%	96.7%	98.4%	95.5%
Average daily rate (ADR)(a)	$332	$315	$333	$313
Revenue per available room (REVPAR)(b)	$328	$304	$327	$299
Other information for Macau operations:
Table games win per unit per day(c)	$20,209	$28,663	$25,213	$26,188
Slot machine win per unit per day(d)	$912	$879	$1,068	$777
Average number of table games	445	492	461	491
Average number of slot machines	666	874	679	866
Room statistics for Las Vegas operations:
Occupancy	82.1%	80.8%	86.9%	84.6%
Average daily rate (ADR)(a)	$271	$256	$274	$258
Revenue per available room (REVPAR)(b)	$222	$207	$238	$218
Other information for Las Vegas operations:
Table games win per unit per day(c)	$7,226	$9,849	$7,354	$7,729
Table games win %	24.0%	28.8%	24.4%	25.1%
Slot machine win per unit per day(d)	$276	$258	$275	$239
Average number of table games	231	230	232	233
Average number of slot machines	1,864	1,877	1,858	2,030

(a)
ADR is average daily rate and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms.

(b)	REVPAR is revenue per available room and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms available.

(c)	Table games win per unit per day is shown before discounts and commissions, as applicable.

(d)	Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Mark Strawn
702-770-7555
investorrelations@wynnresorts.com